VisionWave Holdings, Inc.
300 Delaware Ave., Suite 210 # 301
Wilmington, DE 19801

August 02, 2026

D-Fence Electronic Fencing Systems Ltd. ("D-Fence")
51 Eitan, NIR TZVI, Israel.
ATTN: Uriel Bin (Owner & CEO)

Re: Term Sheet from VisionWave Holdings, Inc. (Nasdaq: VWAV) to acquire 51% to 100% of the issued and outstanding securities of D-Fence Electronic Fencing Systems, subject to the agreement of its shareholders.

Gentlemen:
This Term Sheet sets forth the principal terms under which VisionWave Holdings, Inc., a Delaware corporation listed on Nasdaq under the ticker VWAV ("VWAV" or the "Company"), will acquire 51% to 100% of the issued and outstanding shares of D-Fence Electronic Fencing Systems Ltd., an Israeli corporation doing business as D-Fence (the "Company"), and indirectly all its subsidiaries, from the shareholders of the Company (the "Sellers"), in exchange for shares of VWAV common stock, $0.01 par value per share (the "VWAV Shares") and/or an alternative cash payment, as set forth below.

This Term Sheet is intended to be binding with respect to the sections explicitly identified as binding below (Exclusivity, Confidentiality, Expenses, Governing Law, and Termination) and constitutes a firm commitment to negotiate and execute a definitive Share Purchase Agreement (the "Definitive Agreement") on the terms herein.

1. Transaction Structure:

The following sections are binding upon the parties:

Purchase consideration: VWAV shares of common stock, subject to adjustment as set forth below.

At the closing (the "Closing"), VWAV shall acquire at least 51% of the issued and outstanding shares of D-Fence Electronic Fencing Systems Ltd. from the Sellers, with the final percentage of shares to be sold and transferred to VWAV determined by the Company following the execution of this Term Sheet. VWAV shall seek to acquire as many shares as possible, subject to the agreement of the Sellers. The transaction will be structured as a private placement of shares and/or share swap and shall be exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Regulation D. The Closing will be subject to VWAV obtaining shareholder approval in accordance with Nasdaq Rules.

VWAV shall make no cash payments to the Sellers. Instead, VWAV may provide USD 1,000,000 per year to the Company in the form of an Owner Loan to fund contract deals, approved operational expenses, including R&D, DevOps, infrastructure, marketing, sales, business development, and other growth initiatives. Uriel will not be responsible for the repayment of the shareholder loan. The Company shall be obligated to repay any amounts advanced by VisionWave from available funds, in accordance with the terms of the loan, once it has sufficient liquidity.

The transaction structure shall incorporate a **Price Protection Ratchet Mechanism** regarding the stock consideration issued to the D-Fence shareholders. If within six (6) months post-closing, the price or implied valuation of VWAV's stock is lower than the implied per-share valuation assigned to it on the closing date, the exchange ratio shall be retroactively adjusted. Consequently, VWAV shall issue additional shares to the D-Fence shareholders for no additional consideration, in an amount sufficient to fully satisfy and maintain the total transaction value agreed upon at closing."

D-Fence Electronic Fencing Systems Ltd. Financials for 2025 showed revenues of USD 1.5 Million.

As part of this agreement, Uriel Bin and Max Nudelman will stay in their positions at D-Fence Electronic Fencing Systems Ltd. For the next 4 years. This is a joint undertaking between the company and Uriel and Max.

2. Registration Rights:

Concurrently with the Closing, the Definitive Agreement will include registration rights in favor of the Sellers (and any permitted transferees) containing the following key terms:

(a) VWAV shall prepare and file a registration statement on Form S-1 (or S-3 if eligible) with the SEC covering the resale of all VWAV Shares issued to the Sellers in connection with the transaction no later than ninety (90) calendar days following the Closing Date.

(b) VWAV shall use its best efforts to cause such registration statement to be declared effective by the SEC no later than one hundred eighty (180) calendar days following the Closing Date.

(c) Standard piggy-back rights, demand rights (one demand post-effectiveness), lock-up provisions (180 days from effectiveness), and customary indemnification shall apply.

3. Closing Timeline:

(a) The Definitive Agreement shall be executed no later than September 30, 2026.

(b) The Closing shall occur no later than October 15, 2026, unless extended by mutual written consent, but in no event later than October 31, 2026.

4. Conditions Precedent:

Execution of the Definitive Agreement by VWAV is subject to:

(a) satisfactory completion of legal, financial, and technical due diligence on D-Fence Electronic Fencing Systems Ltd.
(b) no material adverse change in the business of D-Fence Electronic Fencing Systems Ltd..
(c) receipt of all required third-party consents and regulatory.
(d) No single shareholder of Seller will own more than 19.99% of VWAV at closing.

Execution by Seller is subject to:

(a) satisfactory completion of due diligence on VWAV.

VWAV will acquire 51% of D-Fence in an VWAV stocks, at a valuation of $5M. VWAV will receive an option to acquire the remaining 49% in of shares, with VWAV stocks, at a valuation of $20M, for a period of two years.

5. Binding Provisions:

The following sections are binding upon the parties:

(a) Exclusivity: From the date hereof until September 30, 2026 (or earlier termination), Seller shall not solicit, negotiate, or enter into any agreement regarding the sale of all or substantially all of D-Fence Electronic Fencing Systems Ltd, assets or subsidiaries.

(b) Confidentiality: Each party agrees that it shall hold (and will cause its representatives, advisors and third parties engaged, employed or used by such party to assist or advise it in connection with the consideration and negotiation of the transaction to hold) in strictest confidence all confidential or other nonpublic information received from the other in the course of each party's consideration of the transaction. Each party will sign a Non-Disclosure Agreement which will be hereby incorporated and made a part hereof. The parties agree that the subject matter of this letter, including the existence of this letter, shall be kept confidential, and except as may be required by law, shall not be disclosed to any person or entity other than such party's respective management, legal and financial advisors, regulatory authorities, and financing sources that have executed a confidentiality agreement. If disclosure is legally required, the parties shall consult prior to making, and agree upon the contents of, such disclosure.

(c) Expenses: Each party agrees to bear its own respective costs and expenses incurred in connection with the investigation and negotiation of any transaction, including, without limitation, legal, accounting, investment banking, and other professional fees and expenses.

(d) Governing Law; Jurisdiction: This Term Sheet and all disputes, claims, or controversies arising out of or relating to this Term Sheet or the transactions contemplated hereby shall be governed by and construed in accordance with the laws of the State of Israel, without regard to its conflict of laws principles. Each party hereby irrevocably submits to the exclusive jurisdiction of the state of Israel, for the adjudication of any dispute hereunder or in connection herewith, and hereby irrevocably waives, and agrees not to assert in any suit, action, or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action, or proceeding is brought in an inconvenient forum, or that the venue of such suit, action, or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action, or proceeding by mailing a copy thereof to such party at the address for such notices provided herein and agrees that such service shall constitute good and sufficient service of process and notice thereof.

(e) Termination: This Term Sheet may be terminated by either party, for any reason, upon written notice if the Definitive Agreement is not executed by September 30, 2026, or if any condition precedent becomes incapable of satisfaction.

6. Miscellaneous:

(a) This Term Sheet may be executed in counterparts and by electronic signature (DocuSign/PDF).

(b) No finder's fees or broker commissions are payable by either party in connection with this transaction.

(c) Press release regarding the transaction shall be mutually approved prior to release.

If the foregoing accurately reflects our agreement, please execute this Term Sheet below and return a fully executed copy to the undersigned.

Sincerely,

VisionWave Holdings, Inc.

By:________________________________
Name: Douglas Davis
Title: Executive Chairman

D-Fence Electronic Fencing Systems Ltd.

By: ________________________________
Name: Uriel Bin
Title: CEO

D-FENCE
מערכות גידור אלקטרוני בע"מ
רח' איתן 51 ניר צבי 72905
טל. 08-9256257 פקס. 08-9256442